UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 29, 2006

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

In connection with the appointment of Jordan I. Siegel to serve as Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer and Treasurer of Nabi Biopharmaceuticals (the “Company”), the Company has entered into the material definitive agreements described below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 12, 2006 the Company announced the appointment of Jordan I. Siegel to serve as Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer and Treasurer, effective immediately.

Effective with Mr. Siegel’s appointment as the Company’s Chief Financial Officer, Chief Accounting Officer and Treasurer, Adam E. Logal, who has served as the Company’s Interim Chief Financial Officer, Chief Accounting Officer and Treasurer since March 6, 2006, will cease to serve in those offices, but will continue to serve as the Company’s Director, Accounting and Reporting.

Mr. Siegel, age 40, joins Nabi Biopharmaceuticals from IVAX Corporation, which he joined in 1995, most recently serving as Vice President of Finance for its subsidiary, IVAX Pharmaceuticals, Inc. In this role he was responsible for all financial and accounting activities related to IVAX Pharmaceuticals’ U.S. generic pharmaceutical business, including financial reporting, internal controls, Sarbanes-Oxley compliance and strategic planning. Prior to this role, Mr. Siegel served as Vice President and Treasurer, and was responsible for investor relations.

On April 29, 2006 the Company entered into an Employment Agreement, a Change of Control Severance Agreement and a Relocation/Sign-on Bonus Repayment Agreement with Mr. Siegel, and on June 12, 2006 the Company entered into an Indemnification Agreement with him. Mr. Siegel was granted inducement equity awards consisting of options to purchase 40,000 shares of the Company’s common stock (the “Options”) and 60,000 restricted shares of the Company’s common stock (the “Restricted Shares”). In addition, Mr. Siegel received a sign-on bonus of $50,000. The material terms of the agreements and of the Options and Restricted Shares are described below.

Employment Agreement

Mr. Siegel’s base salary under the Employment Agreement is $300,000 per year, subject to discretionary annual increases as determined by the Compensation Committee of the Company’s Board of Directors. Mr. Siegel is eligible to receive an annual bonus under the Company’s VIP Management Incentive Plan, predicated on achievement of the Company’s principal business objectives as well as achievement of individual objectives by Mr. Siegel. The Employment Agreement provides for fringe benefits to Mr. Siegel, including an auto allowance, participation in the Company’s Supplemental Executive Retirement Plan, and club membership dues.

The employment period under the Employment Agreement begins on June 12, 2006 and will end on June 12, 2009, unless sooner terminated as provided therein. The Employment Agreement provides that it may be terminated prior to the expiration of the employment period by either Mr. Siegel or the Company upon 30 days’ prior written notice, and by the Company for cause upon 10 days’ prior written notice.

If Mr. Siegel is terminated without cause, or if the Company does not offer to renew the Employment Agreement on terms no less favorable to Mr. Siegel than the terms in effect at the expiration of the employment period and Mr. Siegel gives notice of termination to the Company, then Mr. Siegel is entitled to receive the following severance benefits: (i) severance pay equal to his base salary as in effect at the time of such termination and continuation of fringe benefits for 18 months, (ii) prorated bonus compensation, (iii) executive outplacement services up to $18,000, and (iv) immediate vesting of any non-vested stock options held by Mr. Siegel, which options will be exercisable for one year after the termination date, but in no event later than the original option expiration date. The Employment Agreement provides that Mr. Siegel will not compete with the Company for a period of one year after his employment terminates.

Change of Control Severance Agreement

The Change of Control Severance Agreement provides for severance benefits in the event that Mr. Siegel’s employment terminates in connection with a change of control. The Change of Control Severance Agreement provides that the Company will pay Mr. Siegel as termination compensation a lump sum amount equal to two times the sum of (a) the higher of (i) Mr. Siegel’s current annual base salary or (ii) Mr. Siegel’s base salary immediately prior to the change of control plus (b) the target bonus Mr. Siegel could have earned for the fiscal year in which the change of control occurred.

In addition, the Change of Control Severance Agreement provides for the following severance benefits: (i) the continuation of employee benefit programs for two years, (ii) the payment by the Company of any compensation previously deferred by Mr. Siegel within five days of termination, (iii) accelerated vesting of any outstanding stock options or restricted shares of the Company’s common stock held by Mr. Siegel (any such options to be exercisable for five years, but in no event later than the original option expiration date), and (iv) the payment by the Company for outplacement services provided to Mr. Siegel.

Relocation/Sign-on Bonus Repayment Agreement

Under the terms of his Relocation/Sign-on Bonus Repayment Agreement, Mr. Siegel agreed that if he voluntarily terminates his employment with the Company or is terminated for cause during the first year of his employment he will repay a portion of his $50,000 sign-on bonus equal to a percentage of the bonus that declines monthly from 92% of the bonus in the first month of his employment to 4% of the bonus in the twelfth month of his employment depending upon when termination of employment occurs.

Stock Option and Restricted Stock Grant

As described above, the Company has agreed to grant Mr. Siegel Options to purchase 40,000 shares of the Company’s common stock and 60,000 Restricted Shares. The Options and Restricted Shares were not granted under, but are nevertheless subject to, the terms and conditions of the Company’s 2000 Equity Incentive Plan. The date of grant of the Options and the Restricted Shares will be June 12, 2006 (the “Grant Date”), and the exercise price of the Options will be the closing price per share on the Grant Date. The Options will expire on the seventh anniversary of the Grant Date and become exercisable in four equal annual installments beginning on the first anniversary of the Grant Date, subject to his continued employment. The Restricted Shares will vest in full on the third anniversary of the Grant Date, provided that Mr. Siegel is employed by the Company on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: June 12, 2006

By: /s/ Thomas H. McLain

        Name: Thomas H. McLain, Chairman, Chief

        Executive Officer and President